UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 8, 2005

GEOKINETICS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-9268	No. 94-1690082
(Commission File Number)	(IRS Employer Identification No.)

One Riverway, Suite 2100 Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

(713) 850-7600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03:                                       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Arrangement of a Registrant.

Quantum Geophysical, Inc. (“Quantum”), a subsidiary of Geokinetics Inc., a Delaware corporation (“Geokinetics”), elected to exercise its option to purchase a 5040 channel RSR System II pursuant to that certain Letter Agreement, effective August 8, 2005, by and between Mitcham Industries, Inc. (“Mitcham”) and Quantum (the “Letter Agreement”).  The RSR System II is more fully described in that certain Lease Agreement No. C001887, dated June 10, 2005, by and between Mitcham and Quantum.

Quantum will be obligated to make the following payments to Mitcham to satisfy the option: (i) monthly payments of $167,225 for the period July, 2005 though April, 2006; and (ii) a final payment of $81,100 in May 2006.  Upon timely receipt of the above referenced payments, Quantum will have satisfied the obligations contained in the Lease Agreement and title to the optioned equipment shall pass to Quantum.

The foregoing description of the Letter Agreement and the Lease Agreement is qualified in its entirety by reference to the Letter Agreement and Lease Agreement, copies of which are attached to this Report as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01:                                       Financial Statements and Exhibits.

(c)                                  Exhibits.

10.1                           Letter Agreement, effective August 8, 2005, by and between Mitcham Industries, Inc. and Quantum Geophysical, Inc.

10.2                           Lease Agreement No. C001887, dated June 10, 2005, by and between Mitcham Industries, Inc. and Quantum Geophysical, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GEOKINETICS INC.

Date: August 9, 2005	By:	/s/ Thomas J. Concannon
Thomas J. Concannon, Vice President and Chief Financial Officer

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